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                                                                    Exhibit 23.4



                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.



         We consent to the inclusion in the Prospectus/Proxy Statement of MNB Bancshares, Inc. and Landmark Bancshares, Inc. of the use of the form of our opinion dated April 19, 2001, and to the summarization of our opinion in the Prospectus/Proxy Statement under the caption "Opinion of LBI's Financial Advisor." Further, we consent to all references to our firm in such Prospectus/Proxy Statement.


                                      /s/ Keefe, Bruyette & Woods, Inc.

                                      Keefe, Bruyette & Woods, Inc.

Dublin, Ohio
June 6, 2001